Exhibit 99.1

UMB Financial Corporation News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Stephanie Hollander: 816.729.1027

Investor Relations Contact: Kay Gregory: 816.860.7106

UMB Financial Corporation Reports First Quarter 2026 Results

First Quarter 2026 Financial Highlights

•
GAAP net income available to common shareholders of $255.6 million, or $3.35 per diluted common share, an increase of 222.3% as compared to the first quarter of 2025.
•
Net operating income available to common shareholders(i) of $259.8 million, or $3.41 per diluted common share, an increase of 53.8% as compared to the first quarter of 2025.
•
First quarter revenue totaled $739.2 million, a 31.1% increase as compared to the first quarter of 2025, and an increase of 2.5% from the fourth quarter of 2025.
•
Net interest income of $534.4 million, an increase of 34.4% as compared to the first quarter of 2025, and an increase of 2.3% from the fourth quarter of 2025.
•
Net interest margin on a fully taxable equivalent basis of 3.38%, up 42 basis points from the first quarter of 2025.
•
Noninterest income increased 23.2% to $204.8 million compared to the first quarter of 2025.
•
First quarter 2026 return on average assets of 1.47% and return on average common equity of 13.70%.
•
GAAP efficiency ratio improved to 48.4% as compared to 65.2% in the first quarter of 2025.
•
Average loans increased 10.8% on a linked-quarter, annualized basis to $39.4 billion; average loans increased $7.1 billion, or 21.9%, as compared to the first quarter of 2025. End-of-period loans were $40.1 billion at March 31, 2026.
•
Average customer funding that includes deposits and repurchase agreements increased 4.7% on a linked-quarter, annualized basis. Average noninterest-bearing demand deposits increased 10.4% on a linked-quarter, annualized basis to $15.1 billion.
•
Net charge-offs for the first quarter of 2026 totaled $18.9 million, equal to 19 basis points of average loans, compared to 45 basis points of average loans in the first quarter of 2025.

(i) A non-GAAP financial measure reconciled later in this release to the nearest comparable GAAP measure.

KANSAS CITY, Mo. (April 28, 2026) – UMB Financial Corporation (Nasdaq: UMBF), a financial services company, announced net income available to common shareholders for the first quarter of 2026 of $255.6 million, or $3.35 per diluted share, compared to $209.5 million, or $2.74 per diluted share, in the fourth quarter of 2025 (linked quarter) and $79.3 million, or $1.21 per diluted share, in the first quarter of 2025.

Net operating income available to common shareholders, a non-GAAP financial measure reconciled later in this release to net income available to common shareholders, the nearest comparable GAAP measure,

was $259.8 million, or $3.41 per diluted share, for the first quarter of 2026, compared to $235.2 million, or $3.08 per diluted share, for the linked quarter and $168.9 million, or $2.58 per diluted share, for the first quarter of 2025. Operating pre-tax, pre-provision income (operating PTPP), a non-GAAP measure reconciled later in this release to the components of net income before taxes, the nearest comparable GAAP measure, was $363.8 million, or $4.76 per diluted share, for the first quarter of 2026, compared to $329.1 million, or $4.31 per diluted share, for the linked quarter, and $233.3 million, or $3.57 per diluted share, for the first quarter of 2025. These operating PTPP results represent an increase of 10.5% on a linked-quarter basis and an increase of 55.9% compared to the first quarter of 2025.

“Our first quarter results are a continuation of the strong business momentum we are seeing across our lines of businesses,” said Mariner Kemper, UMB Financial Corporation chairman and chief executive officer.

“With a year under our belt since the consummation of the Heartland Financial acquisition, we are pleased with the outcomes and benefits derived from the merger. During the first quarter, average loans increased at a 10.8% annualized rate compared to the fourth quarter of 2025, aided by strong gross loan production of $2.3 billion which increased loan balances by $1.4 billion to $40.1 billion at March 31, 2026. Notwithstanding the geopolitical headlines, our borrowers remain resolute to handle any impacts from high gasoline prices and supply costs, as loan demand and our pipeline remain healthy. Other headlines around the private credit industry appear to exaggerate exposures and risks at regional banks. Private credit funds have and will always continue to be part of the capital formation ecosystem, and we are proud to partner with a few of the strongest players by providing asset servicing solutions to their funds. Our limited lending exposure to the private credit industry (<1% of total loans) is to high quality operators who have diversified holdings, strong credit structures and covenants, and low leverage, all underwritten to low loan-to-value metrics. The U.S. economy remains on sound footing but prolonged inflation, high interest rates, and the Middle East crisis have the potential to pose some risks; at UMB, we manage our balance sheet and businesses to weather all economic cycles, through underwriting discipline and prudent risk management practices. Such discipline is exemplified in our first quarter asset quality metrics, with net charge-offs averaging a modest 19 basis points of loans. Finally, our operating efficiency ratio improved to 47.6%, compared to 55.6% in the first quarter of 2025, while our operating return on average common equity improved to 13.9% from 12.5%.”

Mr. Kemper continued, "During the first quarter, we repurchased approximately 178,000 common shares totaling $19.9 million in capital returned to shareholders. At the April meeting, the Board of Directors increased the share repurchase authorization to two million shares, from one million shares previously."

First Quarter 2026 earnings discussion

Note: The acquisition of Heartland Financial USA, Inc. (HTLF) closed on January 31, 2025; as such, financial results for the fiscal periods since that date include the impact from the acquired operations. Financial results in the first quarter of 2025 include only two months of impact of the acquired operations of HTLF.

Summary of quarterly financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per common share data)
	Q1	Q4	Q1
	2026	2025	2025
Net income (GAAP)	$261,438	$215,355	$81,333
Net income available to common shareholders (GAAP)	255,625	209,543	79,320
Earnings per common share - diluted (GAAP)	3.35	2.74	1.21

Operating pre-tax, pre-provision income (Non-GAAP)(i)	363,781	329,075	233,293
Operating pre-tax, pre-provision earnings per common share - diluted (Non-GAAP)(i)	4.76	4.31	3.57

Operating pre-tax, pre-provision income - FTE (Non-GAAP)(i)	372,494	337,837	240,798
Operating pre-tax, pre-provision earnings per common share - FTE - diluted (Non-GAAP)(i)	4.88	4.42	3.68

Net operating income available to common shareholders (Non-GAAP)(i)	259,809	235,206	168,878
Operating earnings per common share - diluted (Non-GAAP)(i)	3.41	3.08	2.58

GAAP
Return on average assets	1.47%	1.20%	0.54%
Return on average common equity	13.70	11.27	5.86
Efficiency ratio	48.38	55.50	65.19

Non-GAAP(i)
Operating return on average assets	1.50%	1.34%	1.14%
Operating return on average common equity	13.93	12.65	12.47
Operating efficiency ratio	47.64	50.82	55.56

(i) See reconciliation of Non-GAAP measures to their nearest comparable GAAP measures later in this release.

Summary of revenue	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q1	CQ vs.	CQ vs.
	2026	2025	2025	LQ	PY
Net interest income	$534,366	$522,500	$397,639	$11,866	$136,727
Noninterest income:
Trust and securities processing	94,667	92,428	79,781	2,239	14,886
Trading and investment banking	7,740	6,198	5,911	1,542	1,829
Service charges on deposit accounts	29,474	27,734	27,457	1,740	2,017
Insurance fees and commissions	255	236	178	19	77
Brokerage fees	21,089	20,495	18,102	594	2,987
Bankcard fees	28,878	29,052	26,293	(174)	2,585
Investment securities gains (losses), net	3,046	2,157	(4,782)	889	7,828
Other	19,644	20,069	13,258	(425)	6,386
Total noninterest income	$204,793	$198,369	$166,198	$6,424	$38,595
Total revenue	$739,159	$720,869	$563,837	$18,290	$175,322
Net interest income (FTE)	$543,079	$531,262	$405,144
Net interest margin (FTE)	3.38%	3.29%	2.96%
Total noninterest income as a % of total revenue	27.7	27.5	29.5

Net interest income

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First quarter 2026 net interest income totaled $534.4 million, an increase of $11.9 million, or 2.3%, from the linked quarter, driven primarily by decreased interest expense due to residual impacts of deposit repricing following the fourth-quarter reduction in short-term interest rates, as well as strong balance sheet growth as measured by a 2.7% increase in average loans and 2.6% increase in average noninterest-bearing demand deposit balances. These benefits were partially offset by the reduction in short-term interest rates, which impacted yields on loans and interest bearing due from bank balances, as well as two fewer days in the quarter.
•
Average earning assets increased $980.2 million, or 1.5%, from the linked quarter, largely driven by increases of $1.0 billion in average loans and $404.9 million in average federal funds and resell agreements, partially offset by a decrease of $517.7 million in average interest bearing due from bank.
•
Average interest-bearing liabilities increased $302.7 million, or 0.7%, from the linked quarter, primarily driven by an increase of $662.2 million, or 22.4%, in federal funds and repurchase agreements, partially offset by a decrease of $362.4 million, or 0.8%, in interest-bearing deposits. The linked-quarter increase in repurchase agreements was driven entirely by customer activity within the public funds and institutional banking segments.
•
Net interest margin for the first quarter was 3.38%, an increase of nine basis points from the linked quarter, due to lower yields on interest-bearing deposits driven by mix shift and repricing of deposits following the reduction in short-term interest rates, partially offset by lower benefit from free funds in a lower interest rate environment.
•
On a year-over-year basis, net interest income increased $136.7 million, or 34.4%, driven by an additional month of HTLF operations, higher purchase accounting accretion benefits, favorable repricing of deposits and loans in conjunction with lower short-term interest rates, and increases of $7.1 billion, or 21.9%, in average loans and $4.2 billion, or 26.2% in average securities. These increases were partially offset by a decrease of $2.6 billion, or 38.4% in average interest-bearing due from banks.
•
Average deposits increased 14.5% compared to the first quarter of 2025, reflecting strong organic growth as well as the impact of acquired HTLF balances. Average interest-bearing deposits increased 15.2%, and noninterest-bearing demand deposit balances increased 12.5% compared to the first quarter of 2025. Average demand deposit balances comprised 26.2% of total deposits, compared to 25.6% in the linked quarter and 26.7% in the first quarter of 2025.

Noninterest income

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First quarter 2026 noninterest income increased $6.4 million, or 3.2%, on a linked-quarter basis, largely due to:
o
Increases of $1.7 million in fund services income and $1.0 million in corporate trust income, partially offset by a decrease of $0.4 million in trust income, all recorded in trust and securities processing.
o
Increase of $1.7 million in service charges on deposit accounts related to increased service charge income on interest-bearing checking accounts.
o
Increase of $1.5 million in trading and investment banking due to increases in municipal trading activity.
o
Increase of $0.9 million in investment securities gains primarily driven by a $3.0 million gain on the sale of a non-marketable security in the first quarter of 2026, coupled with increases of $4.3 million in valuation of the company's marketable securities. These increases are partially offset by a $5.9 million gain on the sale of a non-marketable security recognized in the fourth quarter of 2025.
•
Compared to the prior year, noninterest income in the first quarter of 2026 increased $38.6 million, or 23.2%, primarily driven by:

o
An increase of $14.9 million in trust and securities processing driven by increases of $8.8 million in fund services income, $3.4 million in trust income, and $2.6 million in corporate trust income.
o
Increase of $7.8 million in investment securities gains primarily driven by a $3.0 million gain on the sale of a non-marketable security in the first quarter of 2026, coupled with decreased valuations in the company's non-marketable securities in the first quarter of 2025.
o
Increase of $6.4 million in other income due to a $4.3 million increase in gains recorded for recoveries of loans previously charged off by HTLF, coupled with a $1.7 million increase in bank-owned life insurance income.
o
Increases of $3.0 million in brokerage income due to higher 12b-1 fees and money market income, $2.6 million in bankcard income due to increased interchange income, and $2.0 million in service charges on deposit accounts driven by increased service charge income on interest-bearing checking accounts.

Noninterest expense

Summary of noninterest expense	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q1	CQ vs.	CQ vs.
	2026	2025	2025	LQ	PY
Salaries and employee benefits	$219,681	$228,605	$221,398	$(8,924)	$(1,717)
Occupancy, net	19,075	19,933	16,069	(858)	3,006
Equipment	13,320	14,978	16,948	(1,658)	(3,628)
Supplies and services	5,604	6,843	4,785	(1,239)	819
Marketing and business development	13,792	15,246	7,998	(1,454)	5,794
Processing fees	42,059	43,350	40,850	(1,291)	1,209
Legal and consulting	9,087	23,614	28,606	(14,527)	(19,519)
Bankcard	11,841	12,570	12,795	(729)	(954)
Amortization of other intangible assets	23,460	25,454	17,482	(1,994)	5,978
Regulatory fees	8,270	3,164	8,237	5,106	33
Other	14,694	31,803	9,619	(17,109)	5,075
Total noninterest expense	$380,883	$425,560	$384,787	$(44,677)	$(3,904)

•
GAAP noninterest expense for the first quarter of 2026 was $380.9 million, a decrease of $44.7 million, or 10.5%, from the linked quarter and $3.9 million, or 1.0% from the first quarter of 2025. First quarter 2026 expenses included $4.4 million in total acquisition-related and other nonrecurring costs, compared to $39.7 million in the linked quarter and $53.2 million in the first quarter of 2025. Operating noninterest expense, a non-GAAP financial measure reconciled later in this release to noninterest expense, the nearest comparable GAAP measure, was $375.4 million for the first quarter of 2026, a decrease of $16.4 million, or 4.2%, from the linked quarter and an increase of $44.8 million, or 13.6%, from the first quarter of 2025.
•
The linked-quarter decrease in GAAP noninterest expense was driven by:

o
A decrease of $17.1 million in other expense driven by fees for the termination of legacy HTLF contracts in the fourth quarter of 2025.
o
A decrease of $14.5 million in legal and consulting expense primarily related to HTLF acquisition-related expenses.
o
A decrease of $8.9 million in salaries and employee benefits expense driven by a $14.7 million decline in bonus and commission expense from increased company performance in the fourth quarter of 2025, a $7.4 million decrease in salaries and wage expense, and a $3.9 million decrease in deferred compensation expense. These decreases were partially offset by a seasonal increase of $17.3 million in payroll taxes, insurance, and 401(k) expense recognized in the first quarter.
o
Decreases of $2.0 million in amortization of intangibles due to a decline in the amortization of the core deposit intangible, $1.7 million in equipment due to decreases in software expense, $1.5 million in marketing and business development driven by the timing of multiple advertising campaigns and decreased travel and entertainment expense, $1.3 million in processing fees driven by decreased software subscription costs, and $1.2 million in supplies and services due to lower computer hardware expense.
o
These decreases were partially offset by a $5.1 million increase in regulatory fees driven by a larger reduction in the FDIC special assessment expense in the fourth quarter of 2025.
•
The year-over-year decrease in GAAP noninterest expense was driven by:
o
A decrease of $19.5 million in legal and consulting expense, which included $19.0 million of non-recurring transaction costs associated with the acquisition in the first quarter of 2025.
o
This decrease was partially offset by the following increases:
▪
Increase of $6.0 million in amortization of intangibles related to the timing of the HTLF acquisition in the first quarter of 2025.
▪
An increase of $5.8 million driven by the timing of multiple advertising campaigns and increased travel and entertainment expense.
▪
Increase of $5.1 million in other expense driven by a $2.5 million increase in charitable contributions, $1.2 million increase in losses on the sale of other assets and expense related to other real estate owned, and $0.9 million increase in tax expense other than income tax.
•
First quarter 2026 noninterest expense included $4.4 million in total acquisition-related and other nonrecurring costs, compared to $39.7 million in the linked quarter and $53.2 million in the first quarter of 2025. During the first quarter of 2026, this expense was composed primarily of $4.0 million in salaries and employee benefits. During the linked quarter, the $39.7 million in acquisition-related expense was primarily composed of $15.5 million in other expense for contract termination fees, $12.4 million in legal and consulting expense, $7.1 million in salaries and employee benefits, and $3.0 million in marketing expense. During the first quarter of 2025, acquisition-related expense was primarily composed of $33.3 million in salaries and employee benefits and $19.0 million in legal and consulting expense.

Income taxes

•
The company’s effective tax rate was 21.1% for the quarter ended March 31, 2026, compared to 12.6% for the same period in 2025. The increase is mainly due to more favorable discrete tax items in 2025, including a benefit from remeasuring deferred tax assets after the HTLF acquisition increased the state marginal tax rate. Additionally, a smaller proportion of pre-tax income in 2026 was earned from tax-exempt municipal securities.

Balance sheet

•
Average total assets for the first quarter of 2026 were $70.4 billion compared to $69.6 billion for the linked quarter and $60.0 billion for the same period in 2025.

Summary of average loans and leases - QTD Average			UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q1	CQ vs.	CQ vs.
	2026	2025	2025	LQ	PY
Commercial and industrial (i)	$16,627,000	$15,754,499	$12,852,630	$872,501	$3,774,370
Specialty lending	534,979	542,857	522,583	(7,878)	12,396
Commercial real estate	16,534,892	16,512,390	14,074,863	22,502	2,460,029
Consumer real estate	4,433,669	4,379,183	3,819,602	54,486	614,067
Consumer	247,090	242,129	264,467	4,961	(17,377)
Credit cards	757,471	778,779	689,645	(21,308)	67,826
Leases and other	248,109	134,235	85,907	113,874	162,202
Total loans	$39,383,210	$38,344,072	$32,309,697	$1,039,138	$7,073,513

(i) Commercial and industrial loans include all loans to Non-Depository Financial Institutions (NDFIs).

•
Average loans for the first quarter of 2026 increased $1.0 billion, or 2.7%, on a linked-quarter basis and $7.1 billion, or 21.9%, compared to the first quarter of 2025. These increases reflect continued organic momentum across legacy UMB geographies, as well as the impact of acquired HTLF balances.

Summary of average securities - QTD Average	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q1	CQ vs.	CQ vs.
	2026	2025	2025	LQ	PY
Securities available for sale:
U.S. Treasury	$2,264,390	$2,256,084	$1,397,844	$8,306	$866,546
U.S. Agencies	54,459	77,151	133,852	(22,692)	(79,393)
Mortgage-backed	8,155,646	7,977,598	5,303,047	178,048	2,852,599
State and political subdivisions	2,446,129	2,466,226	2,084,441	(20,097)	361,688
Corporates	158,088	196,425	317,378	(38,337)	(159,290)
Collateralized loan obligations	534,566	555,561	398,418	(20,995)	136,148
Total securities available for sale	$13,613,278	$13,529,045	$9,634,980	$84,233	$3,978,298
Securities held to maturity:
U.S. Treasury	$38,255	$38,251	$—	$4	$38,255
U.S. Agencies	—	—	112,547	—	(112,547)
Mortgage-backed	2,482,131	2,536,279	2,492,446	(54,148)	(10,315)
State and political subdivisions	3,177,060	3,137,793	3,022,878	39,267	154,182
Total securities held to maturity	$5,697,446	$5,712,323	$5,627,871	$(14,877)	$69,575
Trading securities	$17,354	$19,155	$20,863	$(1,801)	$(3,509)
Other securities	697,129	710,772	586,866	(13,643)	110,263
Total securities	$20,025,207	$19,971,295	$15,870,580	$53,912	$4,154,627

•
Average total securities increased 0.3% on a linked-quarter basis and 26.2% compared to the first quarter of 2025.

Summary of average deposits - QTD Average		UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q1	CQ vs.	CQ vs.
	2026	2025	2025	LQ	PY
Deposits:
Noninterest-bearing demand	$15,103,339	$14,720,416	$13,428,205	$382,923	$1,675,134
Interest-bearing demand and savings	38,996,451	39,299,431	33,991,906	(302,980)	5,004,545
Time deposits	3,474,321	3,533,753	2,864,408	(59,432)	609,913
Total deposits	$57,574,111	$57,553,600	$50,284,519	$20,511	$7,289,592
Noninterest bearing deposits as % of total	26.2%	25.6%	26.7%

•
Average deposits remained flat on a linked-quarter basis and increased 14.5% compared to the first quarter of 2025. The increase compared to the first quarter of 2025 reflects the impact of acquired HTLF balances.

Capital

Capital information	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	March 31, 2026	December 31, 2025	March 31, 2025
Total equity	$7,826,997	$7,693,568	$6,748,434
Total common equity	7,538,743	7,417,284	6,637,730
Accumulated other comprehensive loss, net	(331,350)	(261,520)	(492,698)
Book value per common share	99.22	97.65	87.43
Tangible book value per common share (Non-GAAP)(i)	68.94	67.02	56.40

Regulatory capital:
Common equity Tier 1 capital	$5,685,870	$5,459,343	$4,767,403
Tier 1 capital	5,979,936	5,753,409	4,878,108
Total capital	6,892,054	6,654,521	5,914,197

Regulatory capital ratios:
Common equity Tier 1 capital ratio	11.16%	10.96%	10.11%
Tier 1 risk-based capital ratio	11.74	11.55	10.35
Total risk-based capital ratio	13.53	13.36	12.54
Tier 1 leverage ratio	8.73	8.54	8.47

(i) See reconciliation of Non-GAAP measures to their nearest comparable GAAP measures later in this release.

•
In March 2026, the company repurchased 178,249 common shares at a weighted average price of $111.62 for a total repurchase of $19.9 million.
•
At March 31, 2026, the regulatory capital ratios presented in the foregoing table exceeded all “well-capitalized” regulatory thresholds.

Asset Quality

Credit quality	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q1	Q4	Q3	Q2	Q1
	2026	2025	2025	2025	2025
Net charge-offs - total loans	$18,929	$12,654	$18,383	$15,462	$35,872
Net loan charge-offs as a % of total average loans	0.19%	0.13%	0.20%	0.17%	0.45%
Loans over 90 days past due	$14,924	$18,403	$6,131	$6,813	$6,346
Loans over 90 days past due as a % of total loans	0.04%	0.05%	0.02%	0.02%	0.02%
Nonaccrual and restructured loans	$151,250	$144,666	$131,965	$97,029	$100,885
Nonaccrual and restructured loans as a % of total loans	0.38%	0.37%	0.35%	0.26%	0.28%
Provision for credit losses	$27,000	$25,000	$22,500	$21,000	$86,000	(i)

(i) Provision in the first quarter of 2025 included $62.0 million for Day 1 provision expense to establish an allowance for credit losses on acquired HTLF loans that were designated as non-purchase credit deteriorated (non-PCD) at the close of the transaction.

•
Provision for credit losses for the first quarter increased $2.0 million from the linked quarter and decreased $59.0 million from the first quarter of 2025. Provision in the first quarter of 2025 includes $62.0 million for Day 1 provision expense, as described above. The remainder of the change in provision expense is driven by ongoing recalibrations of econometric loss models and general portfolio trends in the current periods as compared to the prior periods.
•
Net charge-offs for the first quarter totaled $18.9 million, or 0.19% of average loans, compared to $12.7 million, or 0.13% of average loans in the linked quarter, and $35.9 million, or 0.45% of average loans for the first quarter of 2025.

Conference Call

The company will host a conference call to discuss its first quarter 2026 earnings results on Wednesday, April 29, 2026, at 8:30 a.m. (CT).

Interested parties may access the call by dialing (toll-free) 888-596-4144 or (international) 646-968-2525 and requesting to join the UMB Financial call with access code 8227474. The live call may also be accessed by visiting investorrelations.umb.com or by using the following link:

UMB Financial 1Q 2026 Conference Call

A replay of the conference call may be heard through May 13, 2026, by calling (toll-free) 800-770-2030 or (international) 609-800-9909. The replay access code required for playback is 8227474. The call replay may also be accessed at investorrelations.umb.com.

Non-GAAP Financial Information

In this release, we provide information about net operating income available to common shareholders, operating earnings per share – diluted (operating EPS), operating return on average common equity (operating ROE), operating return on average assets (operating ROA), operating noninterest expense, operating efficiency ratio, operating pre-tax, pre-provision income (operating PTPP), operating pre-tax, pre-provision earnings per share – diluted (operating PTPP EPS), operating pre-tax, pre-provision income on a fully tax equivalent basis (operating PTPP-FTE), operating pre-tax, pre-provision FTE earnings per share – diluted (operating PTPP-FTE EPS), tangible common shareholders’ equity, and tangible book value per share, all of which are non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles in the United States (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between the non-GAAP financial measures – net operating income available to common shareholders, operating EPS, operating ROE, operating ROA, operating noninterest expense, operating efficiency ratio, operating

PTPP, operating PTPP EPS, operating PTPP-FTE, operating PTPP-FTE EPS, tangible common shareholders’ equity, and tangible book value per share – and the nearest comparable GAAP financial measures are reconciled later in this release. The company believes that these non-GAAP financial measures and the reconciliations may be useful to investors because they adjust for acquisition- and severance-related items, and the FDIC special assessment that management does not believe reflect the company’s fundamental operating performance.

Net operating income available to common shareholders for the relevant period is defined as GAAP net income available to common shareholders, adjusted to reflect the impact of excluding expenses related to Day 1 acquisition provision expense, acquisitions, severance expense, the FDIC special assessment, and the cumulative tax impact of these adjustments.

Operating EPS (diluted) is calculated as earnings per share as reported, adjusted to reflect, on a per share basis, the impact of excluding the non-GAAP adjustments described above for the relevant period. Operating ROE is calculated as net operating income available to common shareholders, divided by the company’s average total common shareholders’ equity for the relevant period. Operating ROA is calculated as net operating income available to common shareholders, divided by the company’s average assets for the relevant period. Operating noninterest expense for the relevant period is defined as GAAP noninterest expense, adjusted to reflect the pre-tax impact of non-GAAP adjustments described above. Operating efficiency ratio is calculated as the company’s operating noninterest expense, net of amortization of other intangibles, divided by the company’s total non-GAAP revenue (calculated as net interest income plus noninterest income, less gains on sales of securities available for sale, net).

Operating PTPP income for the relevant period is defined as GAAP net interest income plus GAAP noninterest income, less noninterest expense, adjusted to reflect the impact of excluding expenses related to acquisitions and severance, and the FDIC special assessment.

Operating PTPP-FTE for the relevant period is defined as GAAP net interest income on a fully tax equivalent basis plus GAAP noninterest income, less noninterest expense, adjusted to reflect the impact of excluding expenses related to acquisitions and severance, and the FDIC special assessment.

Tangible common shareholders’ equity for the relevant period is defined as GAAP common shareholders’ equity, net of intangible assets. Tangible book value per share is defined as tangible common shareholders’ equity divided by the company’s total common shares outstanding.

Forward-Looking Statements:

This press release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2025, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (SEC). In addition to such factors that have been disclosed previously: macroeconomic and adverse developments and uncertainties related to the collateral effects of the collapse of, and challenges for, domestic and international banks, including the impacts to the U.S. and global economies; sustained levels of high inflation and the potential for an economic recession on the heels of aggressive quantitative tightening by the Federal Reserve; and impacts related to or resulting from instability in the Middle East and Russia’s military action in Ukraine, such as the broader impacts to financial markets and the global macroeconomic and geopolitical environments, may also cause actual results or other future events, circumstances, or aspirations to differ from our forward-looking statements. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except to the extent required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services company headquartered in Kansas City, Mo. UMB offers commercial banking, which includes comprehensive deposit, lending, investment and retirement plan services; personal banking, which includes comprehensive deposit, lending, wealth management and financial planning services; and institutional banking, which includes asset servicing, corporate trust solutions, investment banking and healthcare services. UMB operates branches throughout Missouri, Arizona, California, Colorado, Iowa, Kansas, Illinois, Minnesota, Nebraska, New Mexico, Oklahoma, Texas, Utah, and Wisconsin. As the company’s reach continues to grow, it also serves business clients nationwide and institutional clients in several countries. For more information, visit UMB.com, UMB Blog, UMB Facebook and UMB LinkedIn.

Consolidated Balance Sheets	UMB Financial Corporation
(unaudited, dollars in thousands)
	March 31,
	2026	2025
ASSETS
Loans	$40,134,325	$35,936,281
Allowance for credit losses on loans	(425,876)	(368,922)
Net loans	39,708,449	35,567,359
Loans held for sale	4,471	5,099
Securities:
Available for sale	13,660,886	10,895,659
Held to maturity, net of allowance for credit losses	5,699,881	5,712,764
Trading securities	24,205	35,461
Other securities	685,590	647,152
Total securities	20,070,562	17,291,036
Federal funds sold and resell agreements	1,524,669	636,069
Interest-bearing due from banks	5,655,290	9,811,867
Cash and due from banks	735,829	917,450
Premises and equipment, net	391,020	391,147
Accrued income	342,685	308,103
Goodwill	1,837,594	1,798,451
Other intangibles, net	463,409	557,186
Other assets	1,940,183	2,063,546
Total assets	$72,674,161	$69,347,313

LIABILITIES
Deposits:
Noninterest-bearing demand	$17,041,696	$18,431,854
Interest-bearing demand and savings	39,728,542	36,898,898
Time deposits under $250,000	1,823,536	1,871,388
Time deposits of $250,000 or more	1,386,982	1,319,038
Total deposits	59,980,756	58,521,178
Federal funds purchased and repurchase agreements	3,550,738	2,559,983
Long-term debt	477,164	654,380
Accrued expenses and taxes	309,932	352,143
Other liabilities	528,574	511,195
Total liabilities	64,847,164	62,598,879

SHAREHOLDERS' EQUITY
Series A Fixed-Rate Reset Non-Cumulative Perpetual Preferred stock	—	110,705
Series B Fixed-Rate Reset Non-Cumulative Perpetual Preferred stock	294,066	—
Common stock	78,666	78,666
Capital surplus	4,006,726	3,993,662
Retained earnings	3,958,611	3,224,866
Accumulated other comprehensive loss, net	(331,350)	(492,698)
Treasury stock	(179,722)	(166,767)
Total shareholders' equity	7,826,997	6,748,434
Total liabilities and shareholders' equity	$72,674,161	$69,347,313

Consolidated Statements of Income	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	Three Months Ended
	March 31,
	2026	2025
INTEREST INCOME
Loans	$633,078	$527,404
Securities:
Taxable interest	145,299	98,296
Tax-exempt interest	34,454	29,963
Total securities income	179,753	128,259
Federal funds and resell agreements	16,063	6,952
Interest-bearing due from banks	37,902	74,985
Trading securities	271	370
Total interest income	867,067	737,970
INTEREST EXPENSE
Deposits	292,373	303,406
Federal funds and repurchase agreements	29,698	25,790
Other	10,630	11,135
Total interest expense	332,701	340,331
Net interest income	534,366	397,639
Provision for credit losses	27,000	86,000
Net interest income after provision for credit losses	507,366	311,639
NONINTEREST INCOME
Trust and securities processing	94,667	79,781
Trading and investment banking	7,740	5,911
Service charges on deposit accounts	29,474	27,457
Insurance fees and commissions	255	178
Brokerage fees	21,089	18,102
Bankcard fees	28,878	26,293
Investment securities gains (losses), net	3,046	(4,782)
Other	19,644	13,258
Total noninterest income	204,793	166,198
NONINTEREST EXPENSE
Salaries and employee benefits	219,681	221,398
Occupancy, net	19,075	16,069
Equipment	13,320	16,948
Supplies and services	5,604	4,785
Marketing and business development	13,792	7,998
Processing fees	42,059	40,850
Legal and consulting	9,087	28,606
Bankcard	11,841	12,795
Amortization of other intangible assets	23,460	17,482
Regulatory fees	8,270	8,237
Other	14,694	9,619
Total noninterest expense	380,883	384,787
Income before income taxes	331,276	93,050
Income tax expense	69,838	11,717
NET INCOME	261,438	81,333
Less: Preferred dividends	5,813	2,013
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$255,625	$79,320

PER SHARE DATA
Net income per common share – basic	$3.36	$1.22
Net income per common share – diluted	3.35	1.21
Dividends per common share	0.43	0.40

Weighted average common shares outstanding – basic	76,032,620	65,063,262
Weighted average common shares outstanding – diluted	76,399,233	65,496,058

Consolidated Statements of Comprehensive Income	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended
	March 31,
	2026	2025
Net income	$261,438	$81,333
Other comprehensive (loss) income, before tax:
Unrealized gains and losses on debt securities:
Change in unrealized holding gains and losses, net	(85,472)	76,235
Less: Reclassification adjustment for net gains included in net income	(403)	(390)
Amortization of net unrealized loss on securities transferred from available-for-sale to held-to-maturity	7,088	8,290
Change in unrealized gains and losses on debt securities	(78,787)	84,135
Unrealized gains and losses on derivative hedges:
Change in unrealized gains and losses on derivative hedges, net	(16,053)	22,646
Less: Reclassification adjustment for net gains included in net income	(797)	(24)
Change in unrealized gains and losses on derivative hedges	(16,850)	22,622
Other comprehensive (loss) income, before tax	(95,637)	106,757
Income tax benefit (expense)	25,807	(26,405)
Other comprehensive (loss) income	(69,830)	80,352
Comprehensive income	$191,608	$161,685

Consolidated Statements of Shareholders' Equity			UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Preferred Stock	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive (Loss) Income	Treasury Stock	Total
Balance - January 1, 2025	$—	$55,057	$1,145,638	$3,174,948	$(573,050)	$(336,052)	$3,466,541
Total comprehensive income	—	—	—	81,333	80,352	—	161,685
Cash dividends declared:
Preferred dividends Series A ($175.00 per share)	—	—	—	(2,013)	—	—	(2,013)
Common dividends ($0.40 per share)	—	—	—	(29,402)	—	—	(29,402)
Purchase of treasury stock	—	—	—	—	—	(15,434)	(15,434)
Issuances of equity awards, net of forfeitures	—	—	(15,595)	—	—	16,395	800
Recognition of equity-based compensation	—	—	32,419	—	—	—	32,419
Sale of treasury stock	—	—	116	—	—	60	176
Exercise of stock options	—	—	126	—	—	179	305
Common stock issuance costs	—	—	67,056	—	—	168,085	235,141
Stock issuance for acquisition, net of issuance costs	110,705	23,609	2,763,902	—	—	—	2,898,216
Balance - March 31, 2025	$110,705	$78,666	$3,993,662	$3,224,866	$(492,698)	$(166,767)	$6,748,434

Balance - January 1, 2026	$294,066	$78,666	$4,011,047	$3,736,413	$(261,520)	$(165,104)	$7,693,568
Total comprehensive income	—	—	—	261,438	(69,830)	—	191,608
Cash dividends declared:
Preferred dividends Series B ($193.75 per share)	—	—	—	(5,813)	—	—	(5,813)
Common dividends ($0.43 per share)	—	—	—	(33,427)	—	—	(33,427)
Purchase of treasury stock	—	—	—	—	—	(32,814)	(32,814)
Issuances of equity awards, net of forfeitures	—	—	(16,311)	—	—	17,810	1,499
Recognition of equity-based compensation	—	—	11,924	—	—	—	11,924
Sale of treasury stock	—	—	83	—	—	86	169
Exercise of stock options	—	—	(17)	—	—	300	283
Balance - March 31, 2026	$294,066	$78,666	$4,006,726	$3,958,611	$(331,350)	$(179,722)	$7,826,997

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Three Months Ended March 31,
	2026		2025
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$39,383,210	6.52%	$32,309,697	6.62%
Securities:
Taxable	15,654,218	3.76	11,728,148	3.40
Tax-exempt	4,353,635	4.01	4,121,569	3.68
Total securities	20,007,853	3.82	15,849,717	3.47
Federal funds and resell agreements	1,539,874	4.23	555,805	5.07
Interest-bearing due from banks	4,192,804	3.67	6,808,680	4.47
Trading securities	17,354	6.59	20,863	7.56
Total earning assets	65,141,095	5.45	55,544,762	5.44
Allowance for credit losses	(417,768)		(320,371)
Other assets	5,704,489		4,752,484
Total assets	$70,427,816		$59,976,875

Liabilities and Shareholders' Equity
Interest-bearing deposits	$42,470,772	2.79%	$36,856,314	3.34%
Federal funds and repurchase agreements	3,623,410	3.32	2,692,907	3.88
Borrowed funds	475,518	9.07	570,427	7.92
Total interest-bearing liabilities	46,569,700	2.90	40,119,648	3.44
Noninterest-bearing demand deposits	15,103,339		13,428,205
Other liabilities	894,926		861,375
Shareholders' equity	7,859,851		5,567,647
Total liabilities and shareholders' equity	$70,427,816		$59,976,875
Net interest spread		2.55%		2.00%
Net interest margin		3.38		2.96

Business Segment Information	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended March 31, 2026
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$365,342	$77,287	$91,737	$534,366
Provision for credit losses	23,777	497	2,726	27,000
Noninterest income	46,289	121,829	36,675	204,793
Noninterest expense	165,452	112,931	102,500	380,883
Income before taxes	222,402	85,688	23,186	331,276
Income tax expense	46,886	18,064	4,888	69,838
Net income	$175,516	$67,624	$18,298	$261,438

	Three Months Ended March 31, 2025
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$273,916	$61,159	$62,564	$397,639
Provision for credit losses	66,751	435	18,814	86,000
Noninterest income	37,218	103,797	25,183	166,198
Noninterest expense	173,011	107,268	104,508	384,787
Income (loss) before taxes	71,372	57,253	(35,575)	93,050
Income tax expense (benefit)	8,987	7,210	(4,480)	11,717
Net income (loss)	$62,385	$50,043	$(31,095)	$81,333

The company has strategically aligned its operations into the following three reportable segments: Commercial Banking, Institutional Banking, and Personal Banking. Senior executive officers regularly evaluate business segment financial results produced by the company’s internal reporting system in deciding how to allocate resources and assess performance for individual business segments. The company’s reportable segments include certain corporate overhead, technology and service costs that are allocated based on methodologies that are applied consistently between periods. For comparability purposes, amounts in all periods are based on methodologies in effect at March 31, 2026.

Non-GAAP Financial Measures

Net operating income available to common shareholders Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended March 31,
	2026	2025
Net income available to common shareholders (GAAP)	$255,625	$79,320
Adjustments:
Day 1 acquisition provision expense	—	62,037
Acquisition expense	4,354	53,169
Severance expense	2,036	445
FDIC special assessment	(885)	629
Tax-impact of adjustments (i)	(1,321)	(26,722)
Total Non-GAAP adjustments (net of tax)	4,184	89,558
Net operating income (Non-GAAP)	$259,809	$168,878

Earnings per common share - diluted (GAAP)	$3.35	$1.21
Day 1 acquisition provision expense	—	0.95
Acquisition expense	0.06	0.81
Severance expense	0.03	0.01
FDIC special assessment	(0.01)	0.01
Tax-impact of adjustments (i)	(0.02)	(0.41)
Operating earnings per common share - diluted (Non-GAAP)	$3.41	$2.58

GAAP
Return on average assets	1.47%	0.54%
Return on average common equity	13.70	5.86

Non-GAAP
Operating return on average assets	1.50%	1.14%
Operating return on average common equity	13.93	12.47

(i) Calculated using the company’s marginal tax rate of 24.0%. Certain merger-related expenses are non-deductible.

Operating noninterest expense and operating efficiency ratio Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended March 31,
	2026	2025
Noninterest expense	$380,883	$384,787
Adjustments to arrive at operating noninterest expense (pre-tax):
Acquisition expense	4,354	53,169
Severance expense	2,036	445
FDIC special assessment	(885)	629
Total Non-GAAP adjustments (pre-tax)	5,505	54,243
Operating noninterest expense (Non-GAAP)	$375,378	$330,544

Noninterest expense	$380,883	$384,787
Less: Amortization of other intangibles	23,460	17,482
Noninterest expense, net of amortization of other intangibles (Non-GAAP) (numerator A)	$357,423	$367,305

Operating noninterest expense	$375,378	$330,544
Less: Amortization of other intangibles	23,460	17,482
Operating expense, net of amortization of other intangibles (Non-GAAP) (numerator B)	$351,918	$313,062

Net interest income	$534,366	$397,639
Noninterest income	204,793	166,198
Less: Gains on sales of securities available for sale, net	403	390
Total Non-GAAP Revenue (denominator A)	$738,756	$563,447

Efficiency ratio (numerator A/denominator A)	48.38%	65.19%
Operating efficiency ratio (Non-GAAP) (numerator B/denominator A)	47.64	55.56

Operating pre-tax, pre-provision income non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended March 31,
	2026	2025
Net interest income (GAAP)	$534,366	$397,639
Noninterest income (GAAP)	204,793	166,198

Noninterest expense (GAAP)	380,883	384,787
Adjustments to arrive at operating noninterest expense:
Acquisition expense	4,354	53,169
Severance expense	2,036	445
FDIC special assessment	(885)	629
Total Non-GAAP adjustments	5,505	54,243
Operating noninterest expense (Non-GAAP)	375,378	330,544
Operating pre-tax, pre-provision income (Non-GAAP)	$363,781	$233,293

Net interest income earnings per common share - diluted (GAAP)	$6.99	$6.07
Noninterest income (GAAP)	2.68	2.54
Noninterest expense (GAAP)	4.99	5.87
Acquisition expense	0.06	0.81
Severance expense	0.03	0.01
FDIC special assessment	(0.01)	0.01
Operating pre-tax, pre-provision earnings per common share - diluted (Non-GAAP)	$4.76	$3.57

Operating pre-tax, pre-provision income - FTE Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended March 31,
	2026	2025
Net interest income (GAAP)	$534,366	$397,639
Adjustments to arrive at net interest income - FTE:
Tax equivalent interest	8,713	7,505
Net interest income - FTE (Non-GAAP)	543,079	405,144

Noninterest income (GAAP)	204,793	166,198

Noninterest expense (GAAP)	380,883	384,787
Adjustments to arrive at operating noninterest expense:
Acquisition expense	4,354	53,169
Severance expense	2,036	445
FDIC special assessment	(885)	629
Total Non-GAAP adjustments	5,505	54,243
Operating noninterest expense (Non-GAAP)	375,378	330,544
Operating pre-tax, pre-provision income - FTE (Non-GAAP)	$372,494	$240,798

Net interest income earnings per common share - diluted (GAAP)	$6.99	$6.07
Tax equivalent interest	0.12	0.11
Net interest income - FTE (Non-GAAP)	7.11	6.18
Noninterest income (GAAP)	2.68	2.54
Noninterest expense (GAAP)	4.99	5.87
Acquisition expense	0.06	0.81
Severance expense	0.03	0.01
FDIC special assessment	(0.01)	0.01
Operating pre-tax, pre-provision income - FTE earnings per common share - diluted (Non-GAAP)	$4.88	$3.68

Tangible book value non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	As of March 31,
	2026	2025
Total common shareholders' equity (GAAP)	$7,538,743	$6,637,730
Less: Intangible assets
Goodwill	1,837,594	1,798,451
Other intangibles, net	463,409	557,186
Total intangibles, net	2,301,003	2,355,637
Total tangible common shareholders' equity (Non-GAAP)	$5,237,740	$4,282,093

Total common shares outstanding	75,977,250	75,917,456

Ratio of total common shareholders' equity (book value) per share	$99.22	$87.43
Ratio of total tangible common shareholders' equity (tangible book value) per share (Non-GAAP)	68.94	56.40